                                   Exhibit 15
                                   ----------

                                   EXHIBIT A
                                   ---------

                            ESCROW DEPOSIT AGREEMENT


                               OCTOBER  __, 1994



WERTHEIM SCHRODER & CO. INCORPORATED
THE EQUITABLE CENTER
787 SEVENTH AVENUE
NEW YORK, NEW YORK 10019-6016

ATTENTION: MICHAEL DURA, MANAGING DIRECTOR

                 Re:      Envirodyne Industries, Inc. ("Company")

Gentlemen:

         Reference is hereby made to a Securities Purchase Agreement dated as of October __, 1994 (the "Purchase Agreement"), between THE MALCOLM GLAZER TRUST ("Purchaser") and the entities listed on Schedule I hereto ("Sellers") pursuant to which Purchaser has agreed to purchase from Sellers 1,100,299 shares ("Purchased Shares") of the Company's common stock, par value $0.01 per share ("Shares"), subject to, among other things, the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"). Terms defined in the Purchase Agreement not otherwise defined herein have the meanings assigned to them in the Purchase Agreement. The Purchaser and the Sellers desire to open and maintain an escrow deposit account (the "Escrow Account") on the terms and conditions contained herein with WERTHEIM SCHRODER & CO. INCORPORATED ("Escrow Agent" or "you") until the earlier of the Closing or the termination of the Purchase Agreement. The Escrow Agent agrees to open an Escrow Account which shall be governed by the terms and conditions of this letter agreement (the "Agreement").

                 Accordingly, in consideration of the premises and the mutual covenants and undertakings contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1.  Deposit.
                     -------

         (a) For a period commencing as of the date hereof and terminating on the Termination Date (hereinafter defined in Section 4), you agree to act as depository and escrow agent and to receive and disburse certain shares of stock, stock





                              PAGE 24 OF 35 PAGES
certificates and undated stock powers executed in blank (collectively, the "Escrow Documents") deposited with you as described in Section 1(b) below, all in accordance with the provisions of this Agreement, and certain monies ("Libra Fee") which may become payable to Libra, Inc. ("Libra") as a fee. Further, you agree to accept at any time after the date hereof any Distributions made with respect to the Purchased Shares after the date hereof.

         (b) Simultaneously with the execution of this Agreement, the Sellers have taken the actions described in Schedule II attached hereto to cause the uncertificated Envirodyne Shares to be transferred to you (such uncertificated shares may be referred to herein as "Sellers' Escrow Documents"), and the Purchaser has deposited or caused to be deposited with you the Escrow Documents identified on attached Schedule III (collectively "Purchaser's Escrow Documents"). The Escrow Agent hereby acknowledges receipt of all the Escrow Documents. Prior to Closing under the Purchase Agreement, the Purchaser shall deposit with the Escrow Agent the Libra Fee in the amount of $137,537.37 which shall be held by the Escrow Agent in an interest bearing account.

         (c) So long as the Escrow Documents have not been disbursed by the Escrow Agent in accordance with Section 2:

                 (i) Until the expiration or earlier termination of the HSR Act waiting period, the Sellers shall be entitled to exercise all voting and other consensual rights pertaining to the Sellers' Escrow Documents or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Purchase Agreement. After the termination or expiration of the HSR Act waiting period, Section 12 of the Purchase Agreement shall apply with respect to voting rights pertaining to the Sellers' Escrow Documents.

                 (ii) The Purchaser shall be entitled: (A) to exercise all voting and other consensual rights pertaining to the Purchaser's Escrow Documents or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Purchase Agreement, and (B) to receive and retain any and all dividends or other distributions paid in respect of the Purchaser's Escrow Documents (whether made in cash, property, securities, rights or otherwise).

                 Section 2.  Disbursements.
                             -------------

         (a) Upon receipt of a written certificate executed by the Purchaser and the Sellers that all conditions precedent under the Purchase Agreement (including without limitation the expiration





                              PAGE 25 OF 35 PAGES
or earlier termination of the HSR waiting period) to the transfer of the Purchased Shares have been satisfied or waived and Purchaser has paid Sellers the Purchase Price, then you shall forthwith disburse (i) to the Purchaser the Sellers' Escrow Documents and any Distributions held in the Escrow Account together with the Purchaser's Escrow Documents, and (ii) to Libra the Libra Fee together with accrued interest thereon.

         (b) Upon receipt of a written certificate executed by the Sellers that all conditions precedent under the Purchase Agreement (including without limitation the expiration or earlier termination of the HSR waiting period) to the transfer of the Purchased Shares have been satisfied or waived except that Purchaser has failed to pay Sellers the Purchase Price via wire transfer in accordance with Section 4(a) of the Purchase Agreement and Sellers are not in material breach of the Purchase Agreement, then you shall forthwith, at the direction of Sellers, either (i) return (x) the Envirodyne Shares and Distributions to Sellers and (y) the Purchaser's Escrow documents and the Libra Fee together with accrued interest thereon to the Purchaser, and otherwise treat the Purchase Agreement as terminated, or (ii) unless and until the Escrow Agent receives an appropriate certificate executed by the proper party or parties that the Purchase Agreement is terminated, sell a sufficient number of the Zapata Shares on the New York Stock Exchange in unsolicited agency transactions or private transactions during the 30 day period after receipt of such certificate as may be required to pay the Purchase Price (subject to any "black-out periods" under the SLA).

                 Purchaser agrees that (A) the Escrow Agent is authorized to conduct such sale of Zapata Shares to satisfy Purchaser's obligation to Sellers to pay the Purchase Price, (B) such sales are for the account of Purchaser and are not being made by Sellers who will have no responsibility with respect thereto, (C) until the earlier to occur of the termination of the Purchase Agreement or the payment in full of the Purchase Price in immediately available funds, the Escrow Agent will continue to hold in escrow the Sellers' Escrow Documents and the Purchaser's Escrow Documents (except for certificates for those Zapata Shares sold in accordance with the terms hereof). The Escrow Agent shall provide a weekly report to the Purchaser and Sellers accounting for all sales of Zapata Shares. The Escrow Agent shall be entitled to a commission of five cents ($.05) per share on all such sales (which amount shall be equitably adjusted in the event of a stock split or similar transaction). The Escrow Agent shall deliver to the Sellers the net proceeds from the sale of the Zapata Shares only after all of the Zapata Shares have been sold. Upon receipt of a written certificate from the Purchaser that the Purchase Price has been paid, the Escrow Agent shall forthwith distribute the Libra Fee to Libra and the Sellers Escrow Documents and any remaining Purchasers Escrow





                              PAGE 26 OF 35 PAGES

Documents to the Purchaser.

         (c) Upon receipt of a certificate signed by the Purchaser and the Sellers that the Purchase Agreement has been terminated pursuant to Section 11
(a)(i) or a certificate executed by either Purchasers or Sellers that the Purchase Agreement has been terminated by the Purchaser or Sellers pursuant to
Section 11 (a) (ii), (iii) or (iv) of the Purchase Agreement, the Escrow Agent shall forthwith (i) disburse to the Sellers, the Sellers' Escrow Documents and any Distributions held in the Escrow Account, and (ii) disburse to the Purchaser the Purchaser's Escrow Documents, the Libra Fee together with accrued interest thereon and the net proceeds from any sale of the Zapata Shares.

         (d) The trust impressed upon the Escrow Documents and the Libra Fee by reason of this Agreement shall in all cases cease and all Escrow Documents and the Libra Fee shall be free of such trust upon being disbursed in accordance with this Section 2.


                 Section 3.  Certain Covenants.          Purchaser and
Sellers agree that they will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Escrow Documents (or any of the securities evidenced thereby), (b) create or permit to exist any Lien upon or with respect to any of the Escrow Documents, or (c) take any action or permit any action to be taken that would invalidate or restrict the transfers contemplated under the Purchase Agreement of any certificates or instruments representing or evidencing any or all of the Escrow Documents.

                 Section 4. Effect of Final Disbursements. Upon complete distribution of all Escrow Documents, the Distributions and the Libra Fee as provided for in Section 2, this Agreement shall terminate (the date upon which such actions are completed being herein referred to as the "Termination Date") and you will be relieved of any further duties and responsibility in connection therewith.

                 Section 5. Expenses of Escrow Agent. For your services as Escrow Agent and depository under this Agreement, as compensation for all services performed, you will receive a fee of $7,500.00 ("Escrow Fee") at or about the time of execution of this Agreement by all of the parties hereto and will be reimbursed for your actual out-of-pocket expenses reasonably incurred in connection with the established and routine administration of the Escrow Account. Such fees and expenses incurred to date will be paid upon execution of this Agreement and all other subsequent expenses will be paid within five days of the Termination Date. Libra shall pay $5,000.00 of the Escrow Fee. The balance of the Escrow Fee and the reimbursement of the expenses shall be paid by one-half by the Purchaser and the other one-half paid by the Sellers. Reimbursement of expenses will be





                              PAGE 27 OF 35 PAGES
paid one-half by the Purchaser upon presentment to the Purchaser of documentation substantiating such expenses satisfactory to the Purchaser and one-half by the Sellers upon presentment to the Sellers of documentation substantiating such expenses satisfactory to the Sellers.

                 Section 6.  Limitation of Liability.
                             -----------------------

                          (a)     It is understood and agreed that you will
have no duties or responsibilities other than those set forth herein and will:

                                  (i)  Be under no duty to accept Escrow
                                  Documents from anyone other than the Sellers or Purchaser (or their agents) or to give any receipt therefor except to the Sellers.

                                  (ii) Be protected in acting upon any notice, request, certificate, approval, consent or other paper reasonably believed by you to be genuine, signed by the proper party or parties and in accordance with the terms of this Agreement and may, without limiting the generality of the foregoing, disregard any and all notices and warnings given by any other person, excepting only orders, judgments or decrees of any court (with which you are hereby authorized to comply) notwithstanding that any such order, judgment, or decree is subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

                                  (iii)  Be deemed conclusively to have given
                                  and delivered any notice, request, claim, demand or other communication hereunder if the same is in writing and is given (and, except as otherwise provided in this Agreement, shall be deemed to have been duly delivered if so given) if delivered in person or sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                                           If to the Purchaser:

                                                   Malcolm I. Glazer
                                                   1482 South Ocean Boulevard
                                                   Palm Beach, Florida   33480





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

                                   With copies to:

                                           Woods, Oviatt, Gilman, Sturman
                                            & Clarke
                                           44 Exchange Street
                                           Rochester, New York 14614
                                           Attention:  Gordon E. Forth, Esq.

                                           and

                                           Mr. Avram Glazer
                                           18 Stoney Clover Lane
                                           Pittsford, New York 14534


                                   If to the Sellers:

                                           c/o Morgens, Waterfall, Vintiadis
                                            & Company, Inc.
                                           10 East 50th Street, 26th Floor
                                           New York, New York 10022
                                           Attention: David A. Ericson

                                           With a copy to:

                                           Dechert, Price & Rhoads
                                           477 Madison Avenue
                                           New York, New York 10022
                                           Attention: Fredric J. Klink



or such other address as any such party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         The Sellers have designated Morgens, Waterfall, Vintiadis & Company, Inc. ("MWVCI") as their agent for the sole purpose of receiving communications from, and sending communications to, Purchaser in connection with a Purchase Agreement and this Agreement. Neither MWVCI, nor any of its officers, directors, employees, agents or controlling persons, shall have any liabilities under or in connection with this Agreement by reason of the foregoing or for any other reason.

                          (b)     The Escrow Agent, at its sole option, is
authorized to deposit the Escrow Documents, the Distributions and the Libra Fee together with accrued interest thereon into court pursuant to any relevant statute and commence an action in interpleader, in order to obtain a judicial determination as to the party legally entitled to receive the same.





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
                          (c)     The Escrow Agent shall not be responsible or
liable to any person, whether or not a party to this Agreement, for any act or omission of any kind so long as it has acted in good faith upon the instructions herein contained or hereafter delivered to it, except that the Escrow Agent shall be responsible and liable for acts or omissions resulting from the Escrow Agent's willful misconduct or gross negligence. Nothing herein contained shall be deemed to impose upon the Escrow Agent any duty to exercise discretion, it being the intention hereof that the Escrow Agent shall not be obligated to act except upon written instruction or directions.

                          (d)     The Escrow Agent shall not be liable for any
action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, and shall not be liable for any mistake of fact or error of judgment or for any actions or omissions of any kind unless caused by willful misconduct or gross negligence.

                          (e)     The Escrow Agent may resign at any time upon
prior written notice to the Purchaser and the Sellers. The Sellers and the Purchaser, if they agree, may remove the Escrow Agent at any time, upon prior written notice to the Escrow Agent. In the case of the Escrow Agent's resignation, its only duty until a successor escrow agent shall have been appointed and shall have accepted such appointment shall be to hold and disburse the Escrow Documents, the Distributions and the Libra Fee in accordance with the provisions contained in this Escrow Agreement.

                 Section 7. Notices to Escrow Agent. All notices, requests, claims, demands and other communications hereunder to the Escrow Agent shall be in writing and shall be given (and, except as otherwise provided in this Agreement, shall be deemed to have been duly delivered if so given), if delivered in person, by fax, or sent by registered or certified mail (postage prepaid, return receipt requested) to the Escrow Agent at the address set forth above or to such other address as the Escrow Agent may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                 Section 8. Miscellaneous. This Agreement is a personal one among the parties hereto and no party hereto may assign or attempt to assign this Agreement or any interest or right herein without the consent of the other parties hereto. Nothing in this Agreement is intended to or will confer upon any person other than the parties hereto any legal or equitable right, remedy or claim. This Agreement will be construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflict of laws thereof. This Agreement may be amended or modified only by an





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
instrument signed by the Purchaser, the Escrow Agent and the Sellers. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement may be executed by facsimile signature transmitted to any other party by electronic transmission. The parties shall be bound by a facsimile signature once transmitted to another party. The later transmission of an originally executed copy of any such document shall not invalidate any signature previously given by electronic transmission.

         If the foregoing terms and conditions are satisfactory to you, please so indicate by executing in the space provided below and returning two copies of this letter to the undersigned.


                                           Very truly yours,

Purchaser:                                 THE MALCOLM GLAZER TRUST

Dated: October __, 1994                    S//MALCOLM I. GLAZER, TRUSTEE
                                           -----------------------------------
                                   By:     Malcolm I. Glazer, Trustee


Sellers:                                   RESTART PARTNERS, L.P.

Dated: October __, 1994            By:     Prime, Inc., as general partner
                                                of the general partner


                                   By:     S//DAVID A. ERICSON
                                           -----------------------------------
                                           Name: David A. Ericson
                                           Title: Authorized Agent


                                           RESTART PARTNERS II, L.P.

                                   By:     Prime, Inc., as general partner of
                                           the general partner

                                   By:     S//DAVID A. ERICSON
                                           -----------------------------------
                                           Name:  David A. Ericson
                                           Title: Authorized Agent


                                           RESTART PARTNERS III, L.P.

                                   By:     Prime, Inc., as general partner of
                                           the general partner

                                   By:     S//DAVID A. ERICSON
                                           -----------------------------------
                                           Name:  David A. Ericson
                                           Title: Authorized Agent





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

                                           RESTART PARTNERS IV, L.P.


                                   By:     Prime, Inc., as general partner of
                                           the general partner

                                   By:     S//DAVID A. ERICSON
                                           -----------------------------------
                                           Name:  David A. Ericson
                                           Title: Authorized Agent


                                           THE COMMON FUND FOR NON-PROFIT
                                             ORGANIZATIONS

                                   By:     Morgens, Waterfall, Vintiadis &
                                           Company, Inc., as investment
                                           manager

                                   By:     S//DAVID A. ERICSON
                                           -----------------------------------
                                           Name:  David A. Ericson
                                           Title: Authorized Agent


                                           MORGENS, WATERFALL INCOME PARTNERS


                                   By:     S//DAVID A. ERICSON
                                           -----------------------------------
                                           Name:  David A. Ericson
                                           Title: Authorized Agent


Escrow Agent:                              WERTHEIM SCHRODER & CO. INCORPORATED


Dated: October __, 1994            By:     S//MICHAEL DURA
                                           ---------------------------------
                                           Name:  Michael Dura
                                           Title: Managing Director





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
                                   SCHEDULE I
                                       TO
                                Escrow Agreement
                                ----------------



Schedule of Beneficial Owners                      Number of Shares Owned
- -----------------------------                      ----------------------
Restart Partners, L.P.                                      254,958

Restart Partners II, L.P.                                   348,763

Restart Partners III, L.P.                                  243,394

Restart Partners IV, L.P.                                   115,316

The Common Fund for Non-Profit
 Organizations                                               87,123

Morgens, Waterfall Income Partners                           35,745

Morgens, Waterfall, Vintiadis &
 Company Employees Profit Sharing
 Plan                                                        15,000

                 TOTAL                                    1,100,299





                              PAGE 33 OF 35 PAGES

                                  SCHEDULE II
                                       TO
                            ESCROW DEPOSIT AGREEMENT
                            ------------------------




         The 1,100,299 shares of Envirodyne Industries, Inc. common stock, par value $.01 per share, are currently held in uncertificated form and identified by computer entries on the books of Cede & Company ("Financial Intermediary"). The Sellers have notified the Financial Intermediary of the establishment of the Escrow Account and requested that the Envirodyne Shares be registered on the books of the Financial Intermediary, at the Sellers' expense, in the name of the Escrow Agent. The Sellers hereby authorize the Financial Intermediary to accept without question the Escrow Agent's exercise of any rights with respect to the Envirodyne Shares and shall have no liability to the Seller in
doing so.   The Sellers hereby acknowledge and agree that the Financial
Intermediary may rely on the statements made and authorization given hereby.





                              PAGE 34 OF 35 PAGES

                                  SCHEDULE III
                                       TO
                            ESCROW DEPOSIT AGREEMENT
                            ------------------------




         1. The following share certificates aggregating 2,500,000 shares of Zapata Corporation common stock, par value $0.25 per share:

         (a) Certificate No. ZC3883 representing 500,000 Shares registered in the name of the Malcolm Glazer Trust under agreement dated March 23, 1990.

         (b) Certificate No. ZC3884 representing 500,000 Shares registered in the name of Malcolm Glazer Trust under agreement dated March 23, 1990.

         (c) Certificate No. ZC3885 representing 500,000 Shares registered in the name of the Malcolm Glazer Trust under agreement dated March 23, 1990.


         (d) Certificate No. ZC3886 representing 500,000 Shares registered in the name of the Malcolm Glazer Trust under agreement dated March 23, 1990.

         (e) Certificate No. ZC3887 representing 500,000 Shares registered in the name of the Malcolm Glazer Trust under agreement dated March 23, 1990.

         2. Undated Stock Powers executed in blank by Malcolm I. Glazer as Trustee of the Malcolm Glazer Trust under agreement dated March 23, 1990 for Certificates No. ZC3883, ZC3884, ZC3885, ZC3886 and ZC3887.





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